April 21, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:      Thunder Energies Corporation

File No. 000-54464

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 19, 2016 of Thunder Energies Corporation (“the

Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We  have  no  basis  to  agree  or  disagree  with  any  other  statements  of  the  Registrant  contained  in

Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP